UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant: ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NUTRITION 21, INC.

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NUTRITION 21, INC.
NOTICE OF AN SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a Special Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Company’s Offices at 4 Manhattanville Road, Purchase, New York 10577, at 10:00 A.M. on July 15, 2010 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To adopt an amendment to the certificate of incorporation that would increase the number of the Company’s authorized shares of common stock from 150,000,000 to 500,000,000.

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock at the close of business on June 7, 2010 will be entitled to vote at the meeting.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on July 15, 2010

This Proxy Statement is available on the Internet at:

http://www.nutrition21.com under the “Investor Relations” section, sub-section “Shareholder Information”

By Order of the Board of Directors

BENJAMIN T. SPORN,
Secretary

Dated:  June 14, 2010

NUTRITION 21, INC.
4 Manhattanville Road
Purchase, New York 10577

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 15, 2010

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at a Special Meeting of Shareholders of Nutrition 21, Inc. (the “Company”) to be held at the Company’s Offices at 4 Manhattanville Road, Purchase, New York, at 10:00 A.M. on July 15, 2010, and at any adjournments thereof for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.  The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon.  In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement.  This Proxy Statement and the accompanying materials are being mailed on or about June 14, 2010.

Record Date

Shareholders of record at the close of business on June 7, 2010, are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.  As of June 7, 2010, the Company's voting securities outstanding totaled 96,225,520 shares of Common Stock.  Each holder of Common Stock is entitled to one vote for each share held by such holder.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business.  If a share is deemed present at the meeting for any matter, it will be deemed present for all matters.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

ITEM 1– THE PROPOSED STOCK AMENDMENT

At the meeting, shareholders will be asked to adopt an amendment to our Certificate of Incorporation to increase the number of our authorized shares from 150,000,000 to 500,000,000 shares of common stock, with a par value of $.005 per share (the "Proposed Stock Amendment"). Our Board of Directors has approved the Proposed Stock Amendment subject to shareholder authorization.

At May 30, 2010, our authorized capital consisted of 150,000,000 shares of common stock, par value $.005, and 5,000,000 shares of preferred stock, par value $.01. As of May 30, 2010, 96,225,520 shares of common stock and 17,750 shares of Series J preferred stock were outstanding.  In addition, as of May 30, 2010, an aggregate of 26,496,655 shares of common stock were reserved for issuance upon: (i) exercise of options granted under our Stock Option Plans (5,109,000 shares), (ii) conversion of preferred stock (14,599,441 shares), and (iii) exercise of warrants (6,788,214 shares).  Therefore, we have only 27,277,825 more shares of common stock authorized than we have outstanding and reserved for issuance.

The following table summarizes the numbers of shares of each class of capital stock that are authorized, outstanding, reserved for issuance and available for issuance:

Class	Authorized for issuance	Outstanding		Reserved for issuance	Available for Issuance
Preferred Stock	5,000,000 issuable by the Board in series (1)		(1)		4,747,825
Series H Preferred Stock	100,000	0		100,000	100,000
Series J Preferred Stock	20,000	17,750		0	0
Common Stock	150,000,000	96,255,520		26,496,655	27,277,825

(1) 126,169 shares  have been retired and 117,750 shares constitute Series H and J Preferred Stock.

If the Proposed Stock Amendment is adopted by the shareholders, the additional shares of common stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from shareholders, except as otherwise required by applicable law or rules and regulations to which we may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of common stock have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. Issuance of additional common stock, directly or upon conversion of Preferred Stock or exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding common stock. Depending upon the number of shares of common stock issued and the relationship thereof to the book value of  the common stock, it is possible that issuance of any of the common stock,  either directly or upon conversion of any of the Preferred Stock, could have a dilutive effect on our stockholders' equity.

Securities Purchase Agreement for Series J Preferred Stock

On September 10, 2007, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) under which the company for $17,750,000 sold to private investors 17,750 shares of 8% Series J Convertible Preferred Stock and warrants (“Warrants”) to purchase 6,715,218 shares of common stock (the “Transaction”).  Shareholder approval of the Transaction was obtained on November 29, 2007.

The Purchase Agreement provides that if the number of authorized but unissued and unreserved shares of common stock is at any time less than 130% of the number of shares that may be potentially issued (“potential shares”), the Board of Directors must use commercially reasonable efforts to cause the Certificate of Incorporation to be amended to increase the number of authorized shares of common stock to 130% of the number of potential shares.

The Company currently has reserved the required number of shares for conversion of the Preferred Stock and exercise of the Warrants.

The Purchase Agreement also requires that 130% of the potential shares that could be issued for dividends also be reserved.  The number of potential shares that could be issued as dividends depends on the market price of the Company’s stock.  If the market price of the Company’s stock were to increase sufficiently, no additional shares would have to be authorized and reserved.

The market price of the Company’s stock is currently around $0.02 per share.  The Company has reserved 21,387,000 shares for conversion of the Preferred Stock and exercise of the Warrants.  At a price of $0.02 per share, the Company would be required to reserve approximately an additional 187,385,452 potential shares for dividends that the Company may elect in its sole discretion to issue for dividends.  The Board of Directors is required to use reasonable efforts to increase the number of authorized shares to not less than 310,107,627.  The number of authorized shares that is required will decrease or increase should the market price of our common stock increase or decrease.

Considerations

We believe that the increase in the number of authorized shares of common stock is in our best interests since additional shares of common stock will be available at our discretion for use to pay dividends on our Series J Preferred Stock as described above, and, if feasible, in acquisitions and in raising additional capital. The increase will also provide us with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

At our discretion, we may issue shares that would be authorized through this proposal as dividends on our outstanding preferred stock. Although we continually consider acquisitions of businesses, products and licenses, we have no business plans, including any merger or consolidation or acquisition of another business, product or license, that would require us to issue any shares that would be authorized through this proposal.

Due to the Board of Directors' discretion in connection with the issuance of additional shares of common stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of our company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management.  Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our common stock. This could have the effect of insulating existing management from removal even if it is not in the best interest of the common shareholders.  We are not aware of any existing or threatened efforts to obtain control of our company.

The Purchase Agreement does not require any shares to be issued for payment of dividends.  Payment of dividends may be made in cash or with shares in the sole discretion of the Company.

The complete text of the Proposed Stock Amendment is attached as Exhibit 1 to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

Vote Required

The affirmative vote of a majority of the total outstanding shares of common stock is required to adopt Item 1.

Under SEC rules, a box is provided on the proxy card for shareholders to mark if they wish to abstain. In accordance with New York State law, abstentions are not counted in determining the votes cast in connection with the proposals. However, because the Stock Amendment proposal requires the affirmative vote of a majority of all outstanding shares entitled to vote, an abstention on this proposal will have the same legal effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth as of June 2, 2010, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent of Class

P. George Benson (2)	245,000	*

Arnold Blair	3,940,250	4.09

Gerard Butler (3)	270,000	*

Dean DiMaria (4)	33,333	*

Warren D. Cooper (5)	215,000	*

Michael A. Fink (3)	260,000	*

John H. Gutfreund (6)	877,183	*

Paul Intlekofer (7)	—	—

Alan Kirschbaum (8)	360,000	*

Peter C. Mann (9)	295,000	*

Mark Stenberg (10)	2,531,250	2.6

Michael A. Zeher (11)	843,344	*

All Executive Officers and Directors as a Group ( six persons) (12)	3,295,704	3.36
* Less than 1%

(1) Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 96,225,520 shares outstanding.

(2) Includes 230,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Includes 250,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(4) Resigned September 11, 2009.  All options under the Company's Stock Option Plans expired December 9, 2009.

(5) Includes 180,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 210,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Resigned March 20, 2008.  All options under the Company's Stock Option Plans expired December 31, 2008.

(8) Includes 295,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

(9) Includes 95,000 shares issuable upon exercise of currently exercisable options and stock grants under the Company's Stock Option and Stock Plans.

(10) On September 19, 2008 Mr. Stenberg resigned as a director, officer and employee. Mr. Stenberg entered into the Consulting Agreement dated September 19, 2008 which is described under Narrative Disclosure to Summary Compensation Table.

(11) Includes 833,334 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(12) Includes 1,853,334 shares issuable upon exercise of currently exercisable options and stock grants under the Company’s Stock Option and Stock Plans.

OTHER MATTERS

General

A copy of this Proxy Statement and the form of proxy card for use in connection with the Special Meeting of Shareholders is available online at http://www.nutrition21.com under the “Investor Relations” section, sub-section “Shareholder Information”.  You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future shareholder meetings and directions to shareholder meetings by contacting us via telephone at (800) 699-3533, via email at ContactN21@nutrition21.com or on our website www.nutrition21.com.

Expense of Solicitation

The cost of soliciting proxies, which also includes the preparation of this Proxy Statement and any costs of printing and mailing of this Proxy Statement, will be borne by the Company.  Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone, facsimile or electronic communication.  The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at 914-701-4500.  However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Nutrition 21, Inc., c/o Corporate Secretary, 4 Manhattanville Road, Purchase, NY 10577.  Any communications must contain a clear notation indicating that it is a "Shareholder—Board Communication" or a "Shareholder—Director Communication" and must identify the author as a shareholder.  The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed.  The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.  The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Proposals Of Shareholders

Notice Required to Include Proposals in Annual Meeting Proxy Statement  —  We will review for inclusion in next year’s proxy statement shareholder proposals received by July 9, 2010.  All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement.  Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Secretary.

Notice Required to Bring Business Before an Annual Meeting  -  Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as a director or to bring other business before an annual meeting.  Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2009 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made).  Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein.  If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE VOTE IN A MANNER PROVIDED FOR ON THE PROXY CARD AT YOUR EARLIEST CONVENIENCE.

Dated:   Purchase, New York, June 14, 2010
By Order of the Board of Directors

BENJAMIN T. SPORN, Secretary

Exhibit 1

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

NUTRITION 21, INC.

Under Section 805 of the Business Corporation Law

* * * * * * *

WE, THE UNDERSIGNED, Michael Zeher and Benjamin Sporn, being respectively the President and Chief Executive Officer and the Secretary of Nutrition 21, Inc. hereby certify:

1.         The name of the corporation is Nutrition 21, Inc.

2.         The certificate of incorporation of said corporation was filed with the Department of State on June 29, 1983.  The name under which the corporation was formed was APPLIED MICRO BIOLOGY, INC.

3.         (a)         The certificate of incorporation is amended to increase the aggregate number of share of Common Stock, which the corporation shall have the authority to issue from 150,000,000 to 500,000,000.

  (b)         To effect the foregoing, paragraph (a) of Article FOURTH, relating to the number of shares the corporation shall have the authority to issue shall be amended to read in its entirety as follows:

“(a)  The aggregate number of shares which the Corporation shall have the authority to issue is 505,000,000 which are divided into 500,000,000 shares of Common Stock of a par value of $.005 per share and 5,000,000 shares of Preferred Stock of a par value of $.01 per share.”

4.        The amendment to the Certificate of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote at a meeting held on the 15th day of July, 2010, and by the affirmative vote of the Board of Directors.

IN WITNESS WHEREOF, we have signed this certificate this ___ day of July, 2010 and we affirm the statements contained therein as true under penalties of perjury.

Michael Zeher
President and Chief Executive Officer

Benjamin Sporn
Secretary

NUTRITION 21, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

July 15, 2010                 10:00 AM

The undersigned hereby appoints Michael Zeher and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held July 15, 2010 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1.

ITEM 1.  THE PROPOSED STOCK AMENDMENT

FOR                          ☐                            AGAINST                          ☐                              ABSTAIN &a mp;# 160;              ☐

(Continued and to be signed on reverse side)

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

Dated:

Signature

Signature if held jointly

(Please sign exactly as ownership appears on this proxy.  Where stock is held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Please mark, date, sign and
return this Proxy in the enclosed envelope.